As filed with the Securities and Exchange Commission on May 24, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------


                                   RETEK INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                           510392671
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                  Midwest Plaza, 801 Nicollett Mall, 11th Floor
                              Minneapolis, MN 55402
          (Address of principal executive offices, including zip code)
                          -----------------------------

              HIGHTOUCH TECHNOLOGIES, INC. 1999 STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  John Buchanan
                      Chairman and Chief Executive Officer
                                   Retek Inc.
                  Midwest Plaza, 801 Nicollet Mall, 11th Floor
                              Minneapolis, MN 55402
                     (Name and address of agent for service)

                                 (612) 630-5700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum     Proposed Maximum         Amount
     Title of Securities            Amount to be         Offering Price         Aggregate               of
      to be Registered               Registered           Per Share (2)     Offering Price (2)    Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock,  par value                 38,283              $ 9.28           $   355,266.24        $   93.79
$0.01 per share                       1,961,717              $18.00           $35,310,906.00        $9,322.08
                                      ---------                                                     =========
                                Total 2,000,000                                                     $9,415.87
------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price of the 38,283 shares subject to currently outstanding stock options under the plans are based on the per share exercise price of the stock options.

(2) The proposed maximum offering price of the 1,961,717 shares registered hereunder of $18 per share and the proposed maximum aggregate offering price of $35,310,906.00 have been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low prices of the Common Stock per share reported on the Nasdaq National Market on May 23, 2000.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registration Information and Employee Plan Annual Information.*







--------
* Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part 1 of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents, which have been filed by Retek Inc., a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") under File number 000-28121 are incorporated by reference in this Registration Statement by reference and made a part hereof:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above, including the Registrant's Quarterly Report on Form 10-Q for the period ended on March 31, 2000;

                  (c) The description of the Common Stock contained in the Registrant's Statement on Form 8-A under Section 12 of the Exchange Act (the "Form 8-A"), which Form 8-A incorporates by reference the description of the Common Stock set forth under the caption "Description of Capital Stock" beginning on page 76 of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-86841).


                  All other documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not required.


Item 5.           Interests of Named Experts and Counsel.

                  None.


Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employer or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Certificate of Incorporation of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

                  In accordance with Delaware law, the Certificate of Incorporation of the Registrant contains, and the Amended and Restated Certificate of Incorporation of the Registrant will contain, a provision to limit the personal liability of directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

                  Pursuant to the underwriting agreement between the Registrant and the underwriters filed as an exhibit to the Registration Statement on Form S-1, Registration No. 333-86841, the underwriters, a party thereto, have agreed to indemnify each officer and director of the Registrant and each person, if any, who controls the Registrant within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

Exhibit
    No.           Description of Exhibit
-------           ----------------------

   4.1 Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-86841).

   4.2 By-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-86841).

   4.3            HighTouch Technologies, Inc. 1999 Stock Option Plan.

   5 Opinion of Shearman & Sterling as to the validity of the Common Stock.

  23.1            Consent of PricewaterhouseCoopers LLP.

  23.2            Consent of PricewaterhouseCoopers LLP.

  23.3            Consent of Shearman & Sterling (contained in Exhibit 5).

  24 Power of Attorney (included as part of the signature pages to this Registration Statement).


Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to
                  the plans of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraph 1(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 23rd day of May 2000.

                                    Retek Inc.



                                    By:   /s/ John Buchanan
                                       -----------------------------------------
                                       Name:  John Buchanan
                                       Title: Chairman, Chief Executive Officer
                                              and Director

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of John Buchanan, Gregory A. Effertz and Gordon Masson as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 22nd day of May, 2000.

         Signature                 Capacity
         ---------                 --------



/s/ John Buchanan                  Chairman; Chief Executive Officer; Director
----------------------------
John Buchanan

/s/ Ward Carey                     Director
----------------------------
Ward Carey

/s/ Charles H. Gaylord             Director
----------------------------
Charles H. Gaylord

/s/ Alex Way Hart                  Director
----------------------------
Alex Way Hart

                                   Director
----------------------------
N. Ross Buckenham

/s/ Glen A. Terbeek                Director
----------------------------
Glen A. Terbeek

                                   Director
----------------------------
Stephen E. Watson

/s/ Greg Effertz                   Vice President, Finance and Administration,
----------------------------       Chief Financial Officer, Treasurer
Greg Effertz                       and Secretary


/s/ James Murdy                    Controller
----------------------------
James Murdy

                                  EXHIBIT INDEX



Exhibit
   No.            Description of Exhibit
-------           ----------------------

   4.1 Certificate of Incorporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-86841).

   4.2 By-Laws (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-86841).

   4.3            HighTouch Technologies, Inc. 1999 Stock Option Plan.

   5 Opinion of Shearman & Sterling as to the validity of the Common Stock.

  23.1            Consent of PricewaterhouseCoopers LLP.

  23.2            Consent of PricewaterhouseCoopers LLP.

  23.3            Consent of Shearman & Sterling (contained in Exhibit 5).

  24 Power of Attorney (included as part of the signature pages to this Registration Statement).